Exhibit 10.9

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Right of First Refusal and Co-Sale Agreement (the “Agreement”) is made and entered into as of December 20, 2007 by and among CHINA NUOKANG BIO-PHARMACEUTICAL PTY (formerly Brighter Sky Limited), a Cayman Islands exempted company (the “Company”), Anglo China Bio-Technology Investment Holdings Limited and Britain Ukan Technology Investment Holdings (Group) Limited, each a company organized and existing under the laws of the British Virgin Islands (collectively, the “Management Holding Companies”), the person set forth on Exhibit A hereto (the “Management Shareholder”) and the holders of Preference A Shares listed on Exhibit A hereto (collectively, the “Preference A Holders” or “Investors”).

RECITALS

The Company, the Management Shareholder and the Investors have entered into a Preference A Shares Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company its Preference A Shares. A condition to the Investors’ obligations under the Purchase Agreement is that the Company, the Management Holding Companies, the Management Shareholder and the Investors enter into this Agreement in order to provide the Company and the Investors the opportunity to purchase and/or participate, upon the terms and conditions set forth in this Agreement, in subsequent sales by any Management Holding Company or the Management Shareholder of the capital shares of the Company or any Management Holding Company. The Company, the Management Holding Companies, and the Management Shareholder desire to induce the Investors to purchase Preference A Shares pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth below.

AGREEMENT

The parties agree as follows:

1. Sales by Restricted Sellers.

1.1 Right of First Refusal; Assignment of Company Right of First Refusal.

(a) Right of First Refusal. Should any Management Holding Company or the Management Shareholder (or a Permitted Transferee, as defined below) (each, a “Restricted Seller” and collectively, the “Restricted Sellers”) propose to accept one or more bona fide offers (collectively, a “Purchase Offer”) from any persons to purchase the Company’s Ordinary Shares or Preference A Shares and/or the capital shares of any of the Management Holding Companies (the “Shares”) from such Restricted Seller (other than as set forth in Section 1.5 of this Agreement), such Restricted Seller shall promptly deliver a notice (the “Notice”) to the Company and each Investor stating the terms and conditions of such Purchase Offer including, without limitation, the number of Shares proposed to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. For purposes of this Section 1.1 only, “Shares” shall include any capital shares of the Company or any Management Holding Company issued after the date hereof. The Company shall have the right to purchase all of the Shares proposed to be transferred at the price per share determined pursuant to Section 1.1(b) below. The right to purchase such Shares shall be provided to the Company for a period of forth-five (45) days following receipt by the Company of written notice by the Restricted Seller. For purposes of this Section 1.1, “Investors” shall include any general partners, managing members or affiliates of an Investor, including any “Affiliated Funds.” An “Affiliated Fund” shall mean an affiliated fund or entity of an Investor, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

(b) Price for Shares. With respect to any Shares to be transferred pursuant to Section 1.1(a), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the Shares in terms of present earnings and future prospects of the Company or the Management Holding Company, as the case may be. The Company shall notify the Restricted Seller (or his or her executor, if involuntary transfer) of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Restricted Seller (or his or her executor) does not agree with the valuation as determined by the Board of Directors of the Company, the Restricted Seller (or his or her executor) shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Restricted Seller (or his or her executor) and whose fees shall be borne equally by the Company and the Restricted Seller (or his or her executor).

(c) Assignment of Right of First Refusal. The Company agrees that in the event that the Company declines to exercise in full the right of first refusal set forth in Section 1.1(a) above (the “Right of First Refusal”), the Company will provide each Investor with notice of such determination at least fifteen (15) days prior to the end of the period in which the Right of First Refusal expires under Section 1.1(a). Each Investor shall then have the right to submit, prior to the end of such period, notice of its irrevocable commitment to exercise such Right of First Refusal within fifteen (15) days after receipt of the Company’s notice, as the Company’s assignee on a pro rata basis, based upon the number of Conversion Shares (as defined below) held by such Investor relative to the aggregate number of Conversion Shares held by all Investors. Upon expiration or exercise of the Right of First Refusal, the Company will provide notice to the Restricted Sellers as to whether or not the Right of First Refusal has been or will be exercised by the Company or the Investors. In the event that not all of the Investors elect to purchase all of their pro rata amount of the Shares, then the Company shall promptly give written notice to each of the Investors who have fully exercised their Right of First Refusal under this Section 1.1(c) (the “Overallotment Notice”), which shall set forth the number of Shares of the Restricted Seller not purchased by the Company or the other Investors and available for purchase, and shall offer such fully exercising Investors the right to acquire such unsubscribed shares. Each fully exercising Investor shall have five (5) days after receipt of the Overallotment Notice (the “Overallotment Period”) to deliver a notice (the “Exercising Investors Notice”) to the Restricted Seller of its irrevocable commitment to purchase the shares available for purchase on a pro rata basis, based upon the number of Conversion Shares held by such Investor relative to the aggregate number of Conversion Shares held by all fully exercising Investors. Such fully exercising Investors shall then effect the purchase of the Shares, including payment of the purchase price, not more than five (5) days after delivery of the Exercising Investors Notice, and at such time, the Restricted Seller shall deliver to such fully exercising Investors the certificates representing the Shares to be purchased by such fully exercising Investors, each certificate to be properly endorsed for transfer.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

1.2 Co-Sale Right. To the extent that the Right of First Refusal is not exercised by the Company or by the Investors, each Investor electing not to exercise its Right of First Refusal shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Company and the Restricted Seller within fifteen (15) business days after the expiration of the Right of First Refusal or the Overallotment Period, if applicable, to participate in such sale of Shares by the Restricted Seller pursuant to the specified terms and conditions of such Purchase Offer. To the extent an Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Restricted Seller may sell pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of each Investor shall be subject to the following terms and conditions:

(a) Calculation of Shares. Each Investor may sell all or any part of that number of Ordinary Shares of the Company issued or issuable upon conversion of Preference A Shares (including in such calculation Preference A Shares issued or issuable upon the conversion or exercise of securities of the Company held by such Investor), or Ordinary Shares received in connection with any share dividend, share split or other reclassification thereof (the “Conversion Shares”) equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of Conversion Shares at the time owned by such Investor and the denominator of which is the sum of (A) the total number of Conversion Shares at the time owned by all Investors participating in such sale plus (B) the total number of Shares at the time owned by such Restricted Seller, including shares transferred by such Restricted Seller to Permitted Transferees (as defined below) in accordance with this Agreement (unless in the case of transfer by the Management Shareholder of any capital shares of any Management Holding Company and any company having control of such Management Holding Company, in which case the shares transferred by such Restricted Seller shall not be included in the calculation).

(b) Delivery of Certificates. Each Investor may effect its participation in the sale by delivering to the Restricted Seller for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Conversion Shares which such Investor elects to sell.

1.3 Transfer. The share certificate or certificates which the Investor delivers to the Restricted Seller pursuant to Section 1.2 shall be delivered by such Restricted Seller to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Notice, and such Restricted Seller shall promptly after its receipt of the full consideration for all the Shares to be sold from the prospective purchaser or purchasers remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase Conversion Shares from an Investor exercising its Co-Sale Right hereunder, the Restricted Seller(s) shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Restricted Seller(s) shall purchase such Conversion Shares from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the sale to the purchaser by the Restricted Seller(s)).

1.4 No Adverse Effect. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Shares made by any Management Holding Company or the Management Shareholder shall not adversely affect their rights to participate in subsequent sales of Shares by the same or a different Management Holding Company or Management Shareholder.

1.5 Permitted Transactions. The provisions of Section 1 of this Agreement shall not pertain or apply to any transfer to the Management Shareholder’s ancestors, descendants or spouse or to a trust for his benefit or any other similar transfers in connection with estate planning.

1.6 Assignment of Rights. The rights of the Investors set forth in this Section 1 may be assigned (but only with all related obligations) only to, without regard to the minimum number of an Investor’s Conversion Shares, a transferee or assignee of at least 10% of an Investor’s Conversion Shares set forth on Exhibit A (or all of such Investor’s Conversion Shares if such Investor holds less than 10% of such amount) provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (b) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, any Investor may transfer its rights set forth in this Section 1 without regard to the minimum number of Conversion Shares described in the first sentence of this Section 1.6 if the transferee is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or shareholder of the Investor or an entity controlling, controlled by or under common control with such Investor, including any Affiliated Funds.

2. Sales by the Investors.

2.1 Right of First Purchase.

(a) Right of First Purchase. If any Investor proposes to transfer (a) any Preference A Shares, Ordinary Shares, or any shares in the capital of the Company or (b) any shares in a Management Holding Company (collectively, the “Sale Shares”), such Investor shall give a right of first purchase to the Company and each Management Holding Company to purchase the Sale Shares on the same terms and conditions (including price) as such Investor proposes to transfer to a bona fide third party purchaser. The Investor shall first give a written notice to the Company and each Management Holding Company (the “Sale Notice”) and the Sale Notice shall (i) enclose a copy of the offer that the Investor intends in good faith to submit to a third party or has received from a third party, (ii) include, without limitation, the number of Sale Shares proposed to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Upon receipt of such Sale Notice, the Company or any Management Holding Company, as the case may be, shall have fifteen (15) Business Days to notify such Investor whether or not it wishes to exercise such right of first purchase. If the Company or any Management Holding Company declines to exercise such right of first purchase or fails to notify the Investor within the prescribed time or, if having exercised such right, fails to complete the sale within a further forty-five (45) Business Days, the Investor shall be entitled to sell the Sale Shares to the third party purchaser on the same or no more favorable terms and conditions. For purposes of this Section 2.1, “Sale Shares” shall include any capital shares of the Company or any Management Holding Company the Investors acquire after the date hereof.

(b) Restrictions on the Transfer of Sale Shares to a Third Party Transferee. If the Company or any Management Holding Company, as the case may be, waives its priority right to purchase the Sale Shares, the Investor may transfer the Sale Shares to a third party and shall provide the Company or any Management Holding Company with a copy of the executed written agreement between the Investor and the third party. The Investor agrees that as a condition precedent to any transfer of Sale Shares to a third party, the transferee must execute a document of ratification and accession, specifying that the transferee shall be bound by and entitled to the obligations and rights and interests of this Agreement as if it were an original party to this Agreement.

3. Transfer Restrictions.

3.1 Prohibited Transfers. Any attempt by a Restricted Seller to transfer Shares in violation of Section 1 of this Agreement shall be void, and the Company and the Management Holding Companies agree that neither shall effect such a transfer or treat any alleged transferee as the holder of such Shares without the written consent of the holders of at least a majority of the Conversion Shares.

3.2 Legended Certificates. Each certificate representing the Ordinary Shares and the Preference Shares of the Company and each certificate representing ordinary shares of any Management Holding Company, now or hereafter owned by the Management Holding Companies or the Management Shareholder or issued to any Permitted Transferee pursuant to Section 1.5 shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF ORDINARY AND PREFERENCE A SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

4. Termination.

4.1 Termination Events. This Agreement shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by a Restricted Seller in connection with any such event):

(a) The liquidation, dissolution or indefinite cessation of the business operations of the Company, including but not limited to a Liquidation Transaction (as such term is defined in the Company’s Amended and Restated Memorandum and Articles of Association (the “Restated Articles”));

(b) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

(c) A Qualified IPO (as defined in the Restated Articles); or

(d) A Sale Transaction (as defined in the Restated Articles).

4.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 4.1, any holder of a share certificate legended pursuant to Section 3.2 may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

5. Miscellaneous.

5.1 Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties’ respective successors, assigns and legal representatives.

5.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, the Management Holding Companies, and holders of at least a majority of the Preference A Shares; provided, that any amendment or waiver that adversely affects any of the Investors shall require the consent of such Investor. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Preference A Shares pursuant to the Purchase Agreement as “Investors.” Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon the Company, the Management Holding Companies, the Management Shareholder, any Investor, and each of their respective successors and assigns.

5.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt, if sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if sent outside of normal business hours, then on the next Business Day, (c) upon receipt if sent utilizing an internationally recognized overnight courier, specifying next Business Day delivery, as evidenced by such courier’s with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.3.

5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the remainder of this Agreement shall be interpreted as if such provision were so excluded and (c) the remainder of this Agreement shall be enforceable in accordance with its terms.

5.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.8 Aggregation of Shares. All shares held or acquired by affiliated entities (including Affiliated Funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.9 Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a share dividend or effects a share split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which any Management Holding Company or any Management Shareholder is entitled by reason of the Management Holding Company’s or the Management Shareholder’s ownership of the capital shares of the Company shall immediately be subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.

5.10 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company shall nominate one authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such representatives in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon in the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules, and at least one arbitrator is licensed to practice California law; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

THE COMPANY:

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

MANAGEMENT HOLDING COMPANIES:

Anglo China Bio-Technology Investment Holdings Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

Britain Ukan Technology Investment Holdings (Group) Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

MANAGEMENT SHAREHOLDER:

/s/ Xue Baizhong
Xue Baizhong

Address:	C/11F, Huaxin International Tower
No. 219 Qingnian Street
Shenyang District
Shenyang, PRC 110016
Fax:	0086 24 2396 4253
E-mail:	Address: LNNK_CEO@lnnk.net

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

Sequoia Capital China Growth Fund I, L.P.

By:	/s/ Jimmy Wong

Name:	/s/ Jimmy Wong
(print)
Title:	/s/ Authorized signatory

Address:	Suite 2215, Two Pacific Place
88 Queensway, Hong Kong
PRC
Fax:	00852 2501 8989
Email:	wong@sequoiacap.com

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

HBM BioMed China Limited

By:	/s/ Jaochim Rudolf
Name:	Dr. Joachim Rudolf
Title:	Director

Address:	Centennial Towers, 3rd Floor
2454 West Bay Road
Grand Cayman, Cayman Islands
Fax:	001 345 946-8002
001 345 946-8003
Email:	arnold@hbmcayman.com

EXHIBIT A

SCHEDULE OF MANAGEMENT SHAREHOLDER

Name	Addresses and Fax No. for Notice

Xue Baizhong	Address:	C/11F, Huaxin International Tower No. 219, Qingnian Street Shenhe District Shenyang, PRC 110016
	Fax:	0086 24 2396 4254
	Email:	LNNK_CEO@lnnk.net

SCHEDULE OF INVESTORS

Name	Addresses and Fax No. for Notice

Sequoia Capital China Growth Fund I, L.P.	Address:	Suite 2215, Two Pacific Place 88 Queensway, Hong Kong PRC
	Fax:	00852 2501 8989
	Email:	wong@sequoiacap.com

HBM BioMed China Limited	Address:	Centennial Towers, 3rd Floor 2454 West Bay Road Grand Cayman, Cayman Islands
	Attn:	John Arnold
	Title:	Chairman
	Fax:	001 345 946-8002 001 345 946-8003
	Email:	arnold@hbmcayman.com